UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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Tesla, Inc.

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On May 31, 2024, Tesla, Inc. (“Tesla”) made the following communication.

We are gratified by ISS’ support for Tesla’s redomestication to Texas. Their views on the ratification of the 2018 CEO Performance Award, however, simply echo what they said six years ago – arguments that were soundly rejected by Tesla stockholders, including ISS subscribers, when they overwhelmingly voted to approve the award. With the benefit of hindsight, we know the award worked, driving more than $735 billion in value creation from 2018 to 2023.

Unlike proxy advisory firms, Tesla stockholders have real skin in the game through their ownership in Tesla.  We are confident stockholders will honor the deal they approved in 2018 and support the current ratification proposal.

On May 31, 2024, Tesla posted the following on X.

\

For

1a Election of Class II Director, James Murdoch

1b Election of Class II Director, Kimbal Musk

2 Advisory Approval of Executive Compensation

3 Redomestication of Tesla to Texas

4 Performance-Based Stock Option Award

5 PricewaterhouseCoopers LLP Appointment

Against

6 Director Term Reduction

7 Majority Voting Provisions

8 Anti-Harassment and Discrimination Reporting

9 Freedom of Association and Collective Bargaining Policy

10 Electromagnetic Radiation Reporting

11 Sustainability Metrics Compensation Intergration

12 Deep Sea Mining Moratorium

If you need help voting your shares or have any questions, please contact our proxy solicitor, Innisfree M&A Incorporated.

Stockholders
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+1 (412) 232-3651 (All Other Countries)

Banks And Brokers
+1 (212) 750-5833 (Collect)

On May 31, 2024, Elon Musk posted the following on X.

Transcript of video in post:

C: We’re very supportive of that. What happened in Delaware, the judge ruling, and basically taking the vote away from us, the shareholders, we voted for that pay package, 73% of shareholders did. And to have the judge kind of thinking that she is reading the minds of directors – and independence, dependence, whatever. I just think, as I said in a post on X, I think it's unAmerican, it's anti-investor, and it's an insult to the board of directors of Tesla, so totally supportive of that move.

Q: Are you supportive of Elon Musk's requests or demands, or whatever you want to call it, to get more voting shares? Or, as he says, he'll take some of his technology elsewhere? Or do you feel as though Tesla is sort of being held hostage to that demand?

C: I do not feel that. You know, being involved in disruptive innovation, and only disruptive innovation, we know that we need visionary leaders who will stand up to short-term oriented shareholders and be able to execute their vision with the right technologies at the right time. And Elon Musk is the inventor of our age, and he is also our renaissance man. So I'm always surprised at the pushback he receives. And I do think that, he's not asking for any more economic interest. It's voting interest. And for many of our companies, we are supportive of super voting rights because we know the visionary leaders, we go through periods of volatility and they just need to be able to execute upon their vision, not be thrown off by boards of directors who are listening to short-term oriented shareholders and swayed [cuts off].

Additional Information and Where to Find It

Tesla, Inc. (“Tesla”) has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting (the “Definitive Proxy Statement”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders are able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participants in the Solicitation

The directors and executive officers of Tesla may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies in respect of the 2024 annual meeting is included in the Definitive Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting Tesla’s current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning its goals, commitments, strategies and mission, its plans and expectations regarding the proposed redomestication of Tesla from Delaware to Texas (the “Texas Redomestication”) and the ratification of Tesla’s 2018 CEO pay package (the “Ratification”), expectations regarding the future of litigation in Texas, including the expectations and timing related to the Texas business court, expectations regarding the continued CEO innovation and incentivization under the Ratification, potential benefits, implications, risks or costs or tax effects, costs savings or other related implications associated with the Texas Redomestication or the Ratification, expectations about stockholder intentions, views and reactions, the avoidance of uncertainty regarding CEO compensation through the Ratification, the ability to avoid future judicial or other criticism through the Ratification, its future financial position, expected cost or charge reductions, its executive compensation program, expectations regarding demand and acceptance for its technologies, growth opportunities and trends in the markets in which we operate, prospects and plans and objectives of management. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “spearheads,” “spurring,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Tesla may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on Tesla’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause Tesla’s actual results to differ materially from those in the forward-looking statements, including, without limitation, risks related to the Texas Redomestication and the Ratification and the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and that are otherwise described or updated from time to time in Tesla’s other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Tesla disclaims any obligation to update any forward-looking statement contained in this document.